UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2005

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 10, 2005 we announced financial results for our fourth quarter and year ended January 31, 2005.

We added approximately 698,000 net new subscriptions in the fourth quarter, more than double the number we added in the same quarter of last year. Of the 698,000 net new subscriptions added in the quarter, approximately 447,000 are DIRECTV with TiVo subscriptions, or over twice the number of DIRECTV with TiVo subscriptions added in the same quarter of last year. New TiVo-Owned subscription additions in the quarter were approximately 251,000, a 93% increase compared to the same quarter of last year. In the past twelve months, our total installed base has more than doubled to approximately 3.0 million.

Net revenues for the fourth quarter increased 39% to $59.4 million, compared with $42.6 million for the three months ended January 31, 2004. Of this amount, service revenues increased 73% to $33.0 million, compared with $19.1 million for the same quarter last year. Net loss for the quarter was $(33.7) million, or $(0.42) per share, compared to a net loss of $(12.4) million, or $(0.18) per share, for the three months ended January 31, 2004. The increase in net loss and net loss per share for the quarter reflects our previously announced investment in subscription acquisition activities to accelerate subscription growth during fiscal year 2005. Net cash provided by operating activities during the quarter was a positive $17.8 million, compared with $13.4 million in the fourth quarter of last year. For the year ended January 31, 2005 net revenue was $172.1 million and net loss was ($79.8) million or ($.99) per share, compared to net revenue of $141.1 million and a net loss of ($32.0) million or ($.48) per share in the prior year. We ended our fourth quarter and fiscal year with $106.3 million in cash, cash equivalents and short-term investments compared to $143.2 million a year ago.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	January 31, 2005	January 31, 2004	January 31, 2005	January 31, 2004
Service revenues	$32,996	$19,083	$107,166	$61,560
Technology revenues	1,169	2,126	8,310	15,797

Service and Technology revenues	34,165	21,209	115,476	77,357

Hardware sales	50,452	25,537	111,275	72,882
Rebates, rev share & other pmts to channel	(25,188)	(4,114)	(54,696)	(9,159)

Net revenues	59,429	42,632	172,055	141,080

Cost of service revenues	10,426	5,252	29,360	17,705
Cost of technology revenues	440	2,496	6,575	13,609
Cost of hardware sales	52,267	26,687	120,323	74,836

Gross margin	(3,704)	8,197	15,798	34,930

Research and development	11,206	5,474	37,634	22,167
Sales and marketing	11,529	4,742	37,367	18,947
General and administrative	4,194	4,508	16,594	16,296

Loss from operations	(30,633)	(6,527)	(75,797)	(22,480)

Interest and other income (expense), net	(3,006)	(5,537)	(3,911)	(9,089)
Provision for taxes	(26)	(297)	(134)	(449)

Net loss attributable to common stockholders	$(33,665)	$(12,361)	$(79,842)	$(32,018)

Net loss per common share - basic and diluted	$(0.42)	$(0.18)	$(0.99)	$(0.48)

Weighted average common shares used to calculate basic & diluted	81,021	69,055	80,321	66,784

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2005	January 31, 2004
ASSETS
Cash, cash equivalents and short-term investments	$106,345	$143,235
Accounts receivable, net	25,879	12,131
Inventories	12,103	8,566
Prepaid expenses and other	5,714	9,063
Intangible, property and equipment, net	10,011	10,896

Total assets	$160,052	$183,891

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Bank line of credit	$4,500	$—
Accounts payable and other liabilities	53,096	31,967
Deferred revenue	105,148	80,287
Convertible notes payable, long term	—	6,005
Total stockholders’ equity (deficit)	(2,692)	65,632

Liabilities & stockholders’ equity (deficit)	$160,052	$183,891

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three months ended		Twelve months ended
	January 31, 2005	January 31, 2004	January 31, 2005	January 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to common stockholders	$(33,665)	$(12,361)	$(79,842)	$(32,018)
Non-cash adjustments to reconcile net loss to net cash provided by operating activities:	4,934	6,673	10,441	15,431
Changes in operating assets and liabilities:
Working capital	25,888	5,585	3,934	(8,471)
Long-term prepaid assets and liabilities	937	(1,042)	3,014	(482)
Deferred revenue	19,690	14,566	24,861	17,837

Net cash provided by (used in) operating activities	17,784	13,421	(37,592)	(7,703)

Acquisition of property and equipment and intangibles, net	(520)	(645)	(3,646)	(2,391)
Purchases and Sales and maturities of marketable securities, net	(1,375)	75	(14,075)	(1,225)

Net cash used in investing activities	(1,895)	(570)	(17,721)	(3,616)

Net cash provided by financing activities	549	68,652	4,348	109,128

NET CHANGE IN CASH AND CASH EQUIVALENTS
Balance at beginning of period	70,807	56,707	138,210	40,401
Balance at end of period	87,245	138,210	87,245	138,210

Net increase (decrease) in cash	$16,438	$81,503	$(50,965)	$97,809

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended		Twelve Months Ended
(Subscriptions in thousands)	January 31, 2005	January 31, 2004	January 31, 2005	January 31, 2004
Subscription Net Additions
TiVo-Owned	251	130	485	260
DIRECTV	447	200	1,184	448

Total Subscription Net Additions	698	330	1,669	708

Cumulative Subscriptions
TiVo-Owned	1,141	656	1,141	656
DIRECTV	1,860	676	1,860	676

Total Cumulative Subscriptions	3,001	1,332	3,001	1,332

% of TiVo-Owned Cumulative Subscriptions paying recurring fees	50%	40%	50%	40%

Included in the 3,001,000 subscriptions are approximately 65,000 product lifetime subscriptions that have reached the end of the 48-month period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business, services, business development, strategy, subscriptions, and future earnings and financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Factors That May Affect Future Operating Results” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, and the Quarterly Report on Form 10-Q for the quarters ended April 30, 2004, July 31, 2004 and October 31, 2004. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC

Date: March 10, 2005	By:	/s/ David H. Courtney
David H. Courtney Chief Financial Officer and Executive Vice President Worldwide Operations and Administration (Principal Financial and Accounting Officer)